                                 SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                              Commission Only (as permitted
                                              by Rule 14a-6(e)(2))

[_] Definitive Proxy Statement

[X] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      AMERICAN CABLE TV INVESTORS 5, LTD.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


  ---------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[_] (1) Title of each class of securities to which transaction applies: UNITS
        OF LIMITED PARTNERSHIP INTEREST

    (2) Aggregate number of securities to which transaction applies: 200,005 UNITS OF LIMITED PARTNERSHIP INTEREST

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Transaction Valuation *$33,000,000.

    (4) Proposed maximum aggregate value of transaction*: $33,000,000

    *   For the purpose of calculating the filing fee only.

    (5) Total fee paid: $6,600

  Fee paid previously with preliminary materials.

[X] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid: $6,600

    (2) Form, Schedule or Registration Statement No.: Preliminary Proxy
        Statement

    (3) Filing Party: American Cable TV Investors 5, Ltd.

    (4) Date Filed: September 30, 1998
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                      AMERICAN CABLE TV INVESTORS 5, LTD.
                               5619 DTC PARKWAY
                           ENGLEWOOD, COLORADO 80111

                                                              November 25, 1998

        RE: DECEMBER 11, 1998--SPECIAL MEETING--YOUR VOTE IS IMPORTANT!

Dear Limited Partner:

According to our latest records, we have not received your proxy for the important special meeting of limited partners of American Cable TV Investors 5, Ltd. (the "Partnership") to be held on December 11, 1998.

At this meeting, you are being asked to consider and vote upon a sale of the Partnership's ownership interest in the cable television system which serves communities located in and around Riverside, California (the "Riverside System"). If the sale of the Riverside System is approved and consummated, it would result in the sale of all the Partnership's cable assets for cash.

You are also being asked to consider and vote upon a resolution which would grant the General Partner the authority to sell the Riverside System in the event that the sale of the Riverside System approved by the Limited Partners does not close for any reason; provided, however, that a substitute sale transaction (a "Substitute Sale Transaction") will only be consummated if
(i) the General Partner obtains an opinion from an investment banking firm of national repute that the consideration to be received pursuant to any such Substitute Sale Transaction is fair to the Partnership from a financial point of view, (ii) any such Substitute Sale Transaction is consummated within two years of November 6, 1998 for cash consideration and (iii) the purchaser in such transaction is not an affiliate of the Partnership.

The General Partner has received the written opinion of Lehman Brothers Inc., financial advisor to the Partnership, that the consideration to be received in connection with the Riverside Sale is fair, from a financial point of view, to the Partnership.

THE GENERAL PARTNER BELIEVES THAT THE RIVERSIDE SALE IS IN THE BEST INTERESTS OF THE LIMITED PARTNERS AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE
                                                     ---
RIVERSIDE SALE.

REMEMBER, IF YOU DO NOT RETURN YOUR PROXY, IT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST PROPOSALS (1) AND (2). Consequently, your vote is very important no matter how many or few units you may own. Please take a moment to sign, date and return the enclosed proxy card today in the enclosed postage-paid envelope. By doing so, you will save the Partnership the expense of further solicitation while ensuring that your vote is represented at the special meeting.

                                          Very truly yours,

                                          /s/ Marvin Jones

                                          Marvin Jones
                                          President of TCI Ventures Five,
                                           Inc.,
                                          the general partner of the General
                                           Partner